EXHIBIT 99.1


             DLJMB FUNDS COMPLETE ACQUISITION OF THERMADYNE:
                    THERMADYNE COMPLETES DEBT TENDERS


      May 22, 1998 - DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities announced the completion of their previously announced acquisition of Thermadyne Holdings Corporation.

      Separately, Thermadyne announced that it had purchased $99,230,700 or 99.9% of the principal amount of its 10.25% Senior Notes due May 1, 2002 and $142,196,000 or 79.3% of the principal amount of its 10.75% Senior Subordinated Notes due November 1, 2003 pursuant to its April 23, 1998 offer to purchase such securities.

      Headquartered in St. Louis, Missouri, Thermadyne is a multinational manufacturer of cutting and welding products. Thermadyne had sales of $520.4 million and $131.8 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

                                # # # # #

      For more information, contact James H. Tate, Senior Vice President and Chief Financial Officer, Thermadyne Holdings Corporation, 314-746-2107.



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